UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2010

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA  98101-1693
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)    Departure of Directors or Certain Officers; Election of Directors; Election of Certain Officers; Compensatory Arrangements of Certain Officers

      On November 19, 2010, the Federal Home Loan Bank of Seattle (the “Seattle Bank”) announced that the following member and independent directors have been elected to its Board of Directors ("Board").

Incumbent Park Price, president and chief executive officer and director of the Bank of Idaho, ran unopposed for the Idaho member director position on the Seattle Bank's Board. Participating Wyoming members elected David J. Ferries, president and chief executive officer of First Federal Savings Bank of Sheridan, Wyoming, to serve as the Wyoming member director on the Seattle Bank's Board. Messrs. Price and Ferries were elected to four-year terms, commencing January 1, 2011 and ending December 31, 2014.

In the at-large election, the participating members of the Seattle Bank elected incumbent nonmember independent directors, Jack T. Riggs, MD, chief executive officer of Pita Pit USA, Inc., and Marianne M. Emerson, chief information officer of the Seattle Housing Authority, to new terms on the Seattle Bank's Board. The new term for the independent director position held by Dr. Riggs is four years, commencing January 1, 2011 and ending December 31, 2014. The new term for the independent director position held by Ms. Emerson is one year, commencing January 1, 2011 and ending December 31, 2011.

At the time of this filing, none of the elected directors has been named to serve on any committee of the Board for 2011. Mr. Price, Dr. Riggs, and Ms. Emerson currently serve on the Seattle Bank's Board. Mr. Price currently serves as the chair of the Seattle Bank Board's Governance, Budget and Compensation Committee, also serves on the Executive and Risk committees of the Board. Dr. Riggs currently serves on the Audit and Compliance and Governance, Budget and Compensation Committees of the Seattle Bank's Board. Ms. Emerson currently serves on the Financial Operations and Affordable Housing, Governance, Budget and Compensation, and Regulatory Oversight committees of the Board.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Seattle Bank's 2010 director elections were conducted by mail. No in-person meeting of the members was held. The director elections, which concluded on November 15, 2010, took plan in accordance with Federal Housing Finance Agency regulations, by direct vote of the Seattle Bank's eligible security holders. For each open seat, eligible security holders were given the opportunity to cast their votes in favor of a candidate running for an open seat. Security holders did not have the option to cast a vote against a particular candidate, or to cast a "withholding" or "abstaining" vote.

Institutions eligible to vote in the 2010 Idaho member director election nominated one candidate for the Idaho member director position to be filled in the 2010 Idaho member director election. The candidate, incumbent Park Price, was elected by default, to the Idaho member director position.

Institutions eligible to vote in the 2010 Wyoming member director election nominated three candidates for the Wyoming member director position to be filled in the 2010 Wyoming member director election. Of the three candidates, David J. Ferries was elected. Of the 34 institutions eligible to vote in the 2010 Wyoming member director election, 26 participated, casting a total of 44,109 votes, of which Mr. Ferries received 26,169 votes. The following table summarizes the number of votes that each candidate received in the 2010 election for the Wyoming member director position.

Name	Member	Votes
John J. Coyne, Jr.	Chairman, President and Chief Executive Officer, Big Horn Federal Savings Bank, Greybull, WY	12,838

Clarence W. Elkin	President, Board member and majority owner, Summit National Bank, Hulett, WY	5,012

David J. Ferries (elected)	President and Chief Executive officer, First Federal Savings Bank, Sheridan, WY	26,169

In the at-large election to fill two open independent director positions that concluded on November 15, 2010, three candidates were nominated to run for the nonmember independent director positions. Of the 382 institutions eligible to cast 2,730,764 votes for each position, 192 participated, casting 2,782,025 votes. Marianne M. Emerson and Jack T. Riggs, MD were elected to the two independent director positions. To be elected an independent director, each candidate needed to receive at least 20% of the total number of eligible votes, and this threshold was passed by both elected candidates. The following table summarizes the number and percentage of votes that each candidate received in the at-large election for the two open independent director positions.

Name	Position	Votes	Percentage
Marianne M. Emerson (elected)	Chief Information Officer, Seattle Housing Authority, Seattle, WA	959,950	35.2%

Daniel R. Fauske	Chief Executive Officer and Executive Director, Alaska Housing Finance Corporation, Anchorage, AK	779,814	28.6%

Jack T. Riggs, MD (elected)	Chief Executive Officer, Pita Pit USA, Inc., Coeur d'Alene, ID	1,042,261	38.2%

The Seattle Bank's Board comprises financial service, business, and community leaders from across the Seattle Bank's district. In 2011, the Seattle Bank's board will include 14 directors: eight member directors and six independent directors. Two of the independent directors have been designated as public interest directors.

•	Member directors must be officers or directors of Seattle Bank member institutions.

•
Independent directors are required to have knowledge or experience in one or more of the following areas: auditing and accounting, derivatives, financial management, organizational management, project development, risk management practices, or the law.

•
Public interest directors are required to have at least four years of experience representing consumer or community interests on banking services, credit needs, housing, or financial consumer protections.

Directors generally serve four-year terms, which are staggered to help ensure continuity in corporate governance. Some directors may serve shorter terms so that approximately one-fourth of the terms will expire each year.

Item 7.01    Regulation FD Disclosure

Attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K are copies of the press release and the member news dated November 19, 2010, regarding the director election. The information contained in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press Release dated November 19, 2010, issued by the Federal Home Loan Bank of Seattle
	99.2	Member News dated November 19, 2010, issued by the Federal Home Loan Bank of Seattle

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: November 19, 2010	By: /s/ Christina J. Gehrke
Senior Vice President, Chief Accounting and Administrative Officer

Exhibit Index
(d)	Exhibit No.	Description
	99.1	Press Release dated November 19, 2010, issued by the Federal Home Loan Bank of Seattle
	99.2	Member News dated November 19, 2010, issued by the Federal Home Loan Bank of Seattle